SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATKINS JOHNSON CO.

          GABELLI ASSOCIATES LTD
                                 1/05/00            3,000            40.3750
                                 1/04/00           10,000            40.3438
                                 1/03/00           10,000            40.4896
                                12/30/99            5,000            39.4435
          GABELLI ASSOCIATES FUND
                                 1/05/00            6,100            40.3750
                                 1/03/00           20,000            40.4896
                                12/31/99           10,500            40.0536
                                12/30/99           10,500            39.4435




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.